EXHIBIT 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value US $0.0001 per share, of Solarfun Power Holdings Co., Ltd., and further agrees that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated:  August 4, 2010

GOOD ENERGIES II LP acting by its General Partner GOOD ENERGIES GENERAL PARTNER JERSEY LIMITED
by:	/s/ Fintan Kennedy	/s/ Cheryl Myles
	Name: Fintan Kennedy Title: Director	Name: Cheryl Myles Title: Alternate Director
COFRA JERSEY LIMITED
by:	/s/ Fintan Kennedy	/s/ Cheryl Myles
	Name: Fintan Kennedy Title: Director	Name: Cheryl Myles Title: Alternate Director
GOOD ENERGIES INVESTMENT (JERSEY) LIMITED
by:	/s/ Fintan Kennedy	/s/ Cheryl Myles
	Name: Fintan Kennedy Title: Director	Name: Cheryl Myles Title: Alternate Director
COFRA HOLDING AG
by:	/s/ Simon Affentranger	/s/ Frank Stapper
	Name: Simon Affentranger Title: Authorized Signatory	Name: Frank Stapper Title: Authorized Signatory
GOOD ENERGIES INVESTMENTS HOLDINGS LIMITED
by:	/s/ Fintan Kennedy	/s/ Cheryl Myles
	Name: Fintan Kennedy Title: Director	Name: Cheryl Myles Title: Alternate Director
AVENIA AG
by:	/s/ Ivo Klingler	/s/ Pierre Izzo
	Name: Ivo Klingler Title: Authorized Signatory	Name: Pierre Izzo Title: Authorized Signatory

[Signature Page to Joint Filing Agreement]